Investors:
Carl E. Kraus
610.825.7100

Media:
For immediate release	Mitchell Brown
September 30, 2004	610.818.6563

KRAMONT REALTY TRUST ANNOUNCES MODIFICATIONS AND EXTENSION OF

CREDIT FACILITY

     Plymouth Meeting, Penn. September 30, 2004—Kramont Realty Trust (NYSE:KRT) announced today that it has modified and extended its $125 million secured revolving credit facility. Selected modified terms and conditions include:

•	Reduction in interest rate margin to a minimum of LIBOR plus 130 basis points to a maximum of LIBOR plus 175 basis points depending upon corporate leverage from the prior interest rate margin range of LIBOR plus 175 basis points to 225 basis points, which is projected to generate approximately a 50 basis point reduction in the effective interest rate margin

•	Right to increase facility amount up to $200 million during the next 24 months

•	Maturity extended for two years to December 20, 2007

•	Option to extend for one additional year to December 20, 2008

•	Addition of $20 million swing-line feature

•	Certain other modifications resulting in increased availability and flexibility to the Trust

     The bank group includes Bank of America, Commerzbank AG, US Bank, Wilmington Trust, Wachovia Bank, Compass Bank and First Trust Bank. Banc of America Securities is the sole lead arranger and Bank of America is the administrative agent.

     “This reduction in interest rate margin coupled with the maturity extension to December 2007 together with the other enhancements to the credit facility is evidence of our excellent relationship with our bank group resulting from the continued improvements in our financial position and operating results,” stated Carl Kraus, Senior Vice President and Chief Financial Officer.

     Kramont is a self-administered, self-managed equity real estate investment trust specializing in neighborhood and community shopping center acquisitions,

Kramont Announces Modifications to Credit Facility
September 30, 2004

leasing, development and management. The company owns, operates, manages and has under development 93 properties encompassing nearly 12.6 million square feet of leasable space in 16 states. Nearly 80 percent of Kramont’s centers are grocery, drug or value retail anchored. For more information, please visit www.kramont.com.

Safe Harbor Statement

Certain statements contained in this press release that are not related to historical results, are forward-looking statements, such as anticipated liquidity and capital resources, closing of financing commitments and anticipated occupancy dates for new tenants. The matters referred to in forward-looking statements are based on assumptions and expectations of future events which may not prove to be accurate and which could be affected by the risks and uncertainties involved in the Company’s business many of which cannot be predicted with accuracy and some of which might not even be anticipated. Prospective investors are cautioned that any such statements are not guarantees of future performance and that actual results may differ materially from those projected and implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the burden of the Company’s substantial debt obligations; the risk that the Company may not be able to refinance its debt obligations on reasonable terms, if at all; the highly competitive nature of the real estate leasing market; adverse changes in the real estate markets including, among other things, competition with other companies; general economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of prospective tenants and lease rents; financial condition and bankruptcy of tenants, including termination of leases by bankrupt tenants; the availability and terms of debt and equity financing; risks of real estate acquisition, expansion and renovation; construction and lease-up delays; the level and volatility of interest rates; governmental actions and initiatives; environmental/safety requirements; as well as certain other risks described in the Company’s Form 10-K. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by cautionary statements in this paragraph and elsewhere described in the Company’s Form 10-K and in other reports we filed with Securities and Exchange Commission.

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